UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

Codorus Valley Bancorp, Inc.
(Name of Registrant as Specified in Its Charter)

DRIVER MANAGEMENT COMPANY LLC DRIVER OPPORTUNITY PARTNERS I LP J. ABBOTT R. COOPER AASHISH R. KAMAT JOHN E. KIERNAN A. DWIGHT UTZ
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:

Aggregate number of securities to which transaction applies:

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Proposed maximum aggregate value of transaction:

Total fee paid:

☐ Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

Amount previously paid:

Form, Schedule or Registration Statement No.:

Filing Party:

Date Filed:

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Codorus Valley Bancorp, Inc., a Pennsylvania corporation (the “Company”).

Item 1: On March 18, 2022, Driver sent a letter to John Giambalvo, a member of the Company’s board of directors. A copy of the letter is set forth below. Driver also posted the letter to its website and on twitter and LinkedIn. Screen shots of those posts are set forth below. In addition, Driver “re-tweeted” a tweet, a screen shot of which is posted below.

March 18, 2022

Mr. John Giambalvo

c/o Mr. Timothy Nieman, Secretary

Codorus Valley Bancorp, Inc.

105 Leader Heights Road

York, PA 17405

VIA EMAIL

John,

According to your biography in Codorus Valley Bancorp, Inc.’s (“CVLY”) most recent proxy statement, you are the “President and CEO of Jack Giambalvo Motor Co. and [have] over 20 years’ experience in the auto industry.”1 Given your extensive experience in the auto industry, do you think it is a little odd that CVLY would have made an $8,040,000 loan secured by what was allegedly a Ferrari worth $45-50 million? Did it strike you as a little dubious that, if a person had a $45-50 million car, they would pledge it as collateral for an approximately $8 million loan, particularly if the loan was to refinance two other loans that were past due?

If Robert Welkowitz had tried to trade in his Faux-rrari at Jack Giambalvo Buick/GMC, would you have first verified that it was a Ferrari and gotten your own appraisal of what it was worth before accepting it as a trade-in? If the answer is yes, then you and your fellow board members need to hold Craig Kauffman, Amy Doll and the rest of the CVLY management team accountable for this inexcusable lapse in underwriting, risk management and, most fundamentally, judgment.

Very truly yours, /s/ J. Abbott R. Cooper

________________________

1 https://www.sec.gov/Archives/edgar/data/0000806279/000089710121000271/codorus210474_def14a.htm#a004_v1.

2

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Codorus Valley Bancorp, Inc., a Pennsylvania Company (the “Company”).

DRIVER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, Aashish Kamat, John E. Kiernan and A. Dwight Utz.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 640,880 shares of Common Stock, par value $2.50 per share, of the Company (the “Common Stock”). As of the date hereof, Driver Opportunity beneficially owns directly 640,880 shares of Common Stock, including 1,000 shares held in record name. As the general partner of Driver Opportunity, Driver Management may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. Mr. Cooper, as the Managing Member of Driver Management, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. As of the date hereof, none of Messrs. Kamat, Kiernan or Utz own beneficially or of record any securities of the Company.

3

4

5

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Codorus Valley Bancorp, Inc., a Pennsylvania Company (the “Company”).

DRIVER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, Aashish Kamat, John E. Kiernan and A. Dwight Utz.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 640,880 shares of Common Stock, par value $2.50 per share, of the Company (the “Common Stock”). As of the date hereof, Driver Opportunity beneficially owns directly 640,880 shares of Common Stock, including 1,000 shares held in record name. As the general partner of Driver Opportunity, Driver Management may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. Mr. Cooper, as the Managing Member of Driver Management, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. As of the date hereof, none of Messrs. Kamat, Kiernan or Utz own beneficially or of record any securities of the Company.

6